Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
SECOND QUARTER AND YEAR TO DATE RESULTS
Oak Brook, IL – August 1, 2017 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and six months ended June 30, 2017.
FINANCIAL RESULTS
For the quarter ended June 30, 2017, the Company reported:

▪	Net income attributable to common shareholders of $112.4 million, or $0.48 per share, compared to $26.2 million, or $0.11 per share, for the same period in 2016;

▪	Funds from operations (FFO) attributable to common shareholders of $60.7 million, or $0.26 per share, compared to $73.9 million, or $0.31 per share, for the same period in 2016; and

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $62.9 million, or $0.27 per share, compared to $66.7 million, or $0.28 per share, for the same period in 2016.
For the six months ended June 30, 2017, the Company reported:

▪	Net income attributable to common shareholders of $100.9 million, or $0.43 per share, compared to $71.3 million, or $0.30 per share, for the same period in 2016;

▪	FFO attributable to common shareholders of $61.2 million, or $0.26 per share, compared to $150.3 million, or $0.64 per share, for the same period in 2016; and

▪	Operating FFO attributable to common shareholders of $129.8 million, or $0.55 per share, compared to $132.5 million, or $0.56 per share, for the same period in 2016.
OPERATING RESULTS
For the quarter ended June 30, 2017, the Company’s portfolio results were as follows:

▪	1.8% increase in same store net operating income (NOI) over the comparable period in 2016;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 94.8% at June 30, 2017, down 50 basis points from 95.3% at March 31, 2017 and down 90 basis points from 95.7% at June 30, 2016;

▪
Retail portfolio percent leased, including leases signed but not commenced: 93.7% at June 30, 2017, down 60 basis points from 94.3% at March 31, 2017 and down 120 basis points from 94.9% at June 30, 2016;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $18.00 at June 30, 2017, up 7.0% from $16.82 ABR per occupied square foot at June 30, 2016;

▪	797,000 square feet of retail leasing transactions comprised of 140 new and renewal leases; and

▪
Positive comparable cash leasing spreads of 28.4% on new leases and 5.6% on renewal leases for a blended spread of 8.1%. Excluding the impact from one lease within the Company’s non-target portfolio, blended comparable cash leasing spreads were 9.7% and comparable renewal cash leasing spreads were 7.2%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the six months ended June 30, 2017, the Company’s portfolio results were as follows:

▪	1.9% increase in same store NOI over the comparable period in 2016;

▪	1,263,000 square feet of retail leasing transactions comprised of 261 new and renewal leases; and

▪
Positive comparable cash leasing spreads of 25.6% on new leases and 6.9% on renewal leases for a blended spread of 8.9%. Excluding the impact from one lease within the Company’s non-target portfolio, blended comparable cash leasing spreads were 9.8% and comparable renewal cash leasing spreads were 7.8%.

“Our strong leasing and transactional performance continues to counteract the current retail narrative,” stated Steve Grimes, president and chief executive officer. “With nearly two-thirds of our targeted retail dispositions closed, we remain focused on completing our 2017 strategic initiatives.”
INVESTMENT ACTIVITY
Dispositions
Year to date, the Company has completed, is under contract or has letters of intent (LOIs) for dispositions totaling $842.9 million. During the quarter, the Company completed $308.8 million of dispositions, which included the sales of 14 non-target multi-tenant retail assets for $287.2 million and three single-user retail assets for $21.6 million. Subsequent to quarter end, the Company completed the sales of three non-target multi-tenant retail assets, two of which were classified as held for sale as of June 30, 2017, for $74.3 million. Year to date, the Company has completed dispositions totaling $489.1 million.
The Company is under contract to sell seven non-target multi-tenant retail assets for $122.3 million and one single-user retail asset for $8.0 million. In addition, the Company has LOIs to sell $223.5 million of dispositions, which includes 11 non-target multi-tenant retail assets for $221.0 million and one single-user retail asset for $2.5 million. These transactions are expected to close during the second half of 2017, subject to satisfaction of customary closing conditions and, for those transactions subject to an LOI, negotiations of definitive agreements consistent with the LOIs.
Acquisitions
Year to date, the Company has completed or is under contract for $147.6 million of acquisitions. During the quarter, the Company acquired two additional phases at One Loudoun Downtown, located in the Washington, D.C. metropolitan statistical area (MSA), for a gross purchase price of $5.7 million.
Subsequent to quarter end, the Company completed the acquisition of New Hyde Park Shopping Center, located in the New York MSA, for a gross purchase price of $22.1 million. New Hyde Park Shopping Center is a 32,000 square foot neighborhood shopping center that is 96.4% leased to an impressive mix of national retailers and service-oriented tenants. The property is situated in a densely populated and highly affluent submarket that boasts a strong demographic profile with population of over 202,000 and average household income of $138,000 within a three-mile radius.
The Company remains under contract for the remaining phases at One Loudoun Downtown, representing an aggregate gross purchase price of up to $25.7 million. These transactions are expected to close, subject to satisfaction of customary closing conditions, during the third quarter of 2017 as the seller completes construction on stand-alone buildings at the property.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of June 30, 2017, the Company had approximately $1.9 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.2x, or a net debt and preferred stock to adjusted EBITDA ratio of 5.6x. Consolidated indebtedness had a weighted average contractual interest rate of 3.64% and a weighted average maturity of 5.3 years.
During the quarter, the Company repaid $16.8 million of mortgage debt, excluding amortization, with an interest rate of 4.82% and incurred a prepayment penalty of $2.3 million. In addition, the Company repurchased 6.0 million shares of common stock under its stock repurchase program at an average price per share of $12.55 for a total of approximately $75.7 million.
GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.95 to $1.00 per share in 2017. The Company is maintaining its 2017 Operating FFO attributable to common shareholders guidance range of $1.00 to $1.05 per share, based, in part, on the following assumptions:

▪	Maintained 2017 same store NOI growth range of 1.25% to 2.25%;

▪	Revised 2017 acquisitions range of $375 to $475 million to include repurchases of common stock;

▪	Maintained 2017 dispositions range of $800 to $900 million, including the sale of Schaumburg Towers; and

▪	Maintained 2017 general and administrative expenses range of $42 to $44 million.
DIVIDEND
On July 25, 2017, the Company declared the third quarter 2017 Series A preferred stock cash dividend of $0.4375 per preferred share, for the period beginning July 1, 2017, which will be paid on October 2, 2017 to preferred shareholders of record on September 21, 2017.
On July 25, 2017, the Company also declared the third quarter 2017 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on October 10, 2017 to Class A common shareholders of record on September 26, 2017.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, August 2, 2017 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on August 2, 2017 until midnight (ET) on August 16, 2017. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13662949.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located shopping centers in the United States. As of June 30, 2017, the Company owned 132 retail operating properties representing 23.3 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “intends”, “plans”, “estimates”, “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and the Company’s ability to identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company, including associated legal costs, and executive and realignment separation charges, which are otherwise excluded from the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three and six months ended June 30, 2017 represents NOI from the Company’s same store portfolio consisting of 123 retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. NOI from Other Investment Properties for the three and six months ended June 30, 2017 represents NOI primarily from properties acquired during 2016 and 2017, the Company’s one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2016 and 2017, the net income from the Company’s wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest on April 29, 2016. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Fitzmaurice
VP – Capital Markets & Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	June 30, 2017	December 31, 2016
Assets
Investment properties:
Land	$1,141,172	$1,191,403
Building and other improvements	4,023,200	4,284,664
Developments in progress	28,254	23,439
	5,192,626	5,499,506
Less accumulated depreciation	(1,363,604)	(1,443,333)
Net investment properties	3,829,022	4,056,173

Cash and cash equivalents	28,003	53,119
Accounts and notes receivable (net of allowances of $6,938 and $6,886, respectively)	71,588	78,941
Acquired lease intangible assets, net	131,092	142,015
Assets associated with investment properties held for sale	44,087	30,827
Other assets, net	160,531	91,898
Total assets	$4,264,323	$4,452,973

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,223 and $1,437, respectively, unamortized discount of $(601) and $(622), respectively, and unamortized capitalized loan fees of $(772) and $(5,026), respectively)	$355,239	$769,184
Unsecured notes payable, net (includes unamortized discount of $(912) and $(971), respectively, and unamortized capitalized loan fees of $(3,647) and $(3,886), respectively)	695,441	695,143
Unsecured term loans, net (includes unamortized capitalized loan fees of $(3,446) and $(2,402), respectively)	646,554	447,598
Unsecured revolving line of credit	182,000	86,000
Accounts payable and accrued expenses	65,093	83,085
Distributions payable	38,318	39,222
Acquired lease intangible liabilities, net	102,720	105,290
Liabilities associated with investment properties held for sale	1,142	864
Other liabilities	75,339	74,501
Total liabilities	2,161,846	2,300,887

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of June 30, 2017 and December 31, 2016; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 230,943 and 236,770 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	231	237
Additional paid-in capital	4,853,680	4,927,155
Accumulated distributions in excess of earnings	(2,752,648)	(2,776,033)
Accumulated other comprehensive income	1,209	722
Total equity	2,102,477	2,152,086
Total liabilities and equity	$4,264,323	$4,452,973

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Rental income	$106,017	$115,194	$215,991	$230,454
Tenant recovery income	29,524	29,654	60,310	60,010
Other property income	1,798	2,378	4,731	5,401
Total revenues	137,339	147,226	281,032	295,865

Expenses
Operating expenses	21,004	20,092	42,868	43,153
Real estate taxes	21,487	21,090	43,366	41,029
Depreciation and amortization	52,325	53,443	105,799	106,839
Provision for impairment of investment properties	13,034	4,142	13,034	6,306
General and administrative expenses	10,370	10,773	21,583	22,179
Total expenses	118,220	109,540	226,650	219,506

Operating income	19,119	37,686	54,382	76,359

Gain on extinguishment of debt	—	—	—	13,653
Gain on extinguishment of other liabilities	—	6,978	—	6,978
Interest expense	(21,435)	(25,977)	(106,967)	(52,741)
Other income, net	451	302	456	427
(Loss) income from continuing operations	(1,865)	18,989	(52,129)	44,676
Gain on sales of investment properties	116,628	9,613	157,792	31,352
Net income	114,763	28,602	105,663	76,028
Preferred stock dividends	(2,363)	(2,363)	(4,725)	(4,725)
Net income attributable to common shareholders	$112,400	$26,239	$100,938	$71,303

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.48	$0.11	$0.43	$0.30

Weighted average number of common shares outstanding – basic	234,243	236,716	235,269	236,647

Weighted average number of common shares outstanding – diluted	234,818	236,902	235,842	236,781

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income attributable to common shareholders	$112,400	$26,239	$100,938	$71,303
Depreciation and amortization of depreciable real estate	51,911	53,100	104,990	106,194
Provision for impairment of investment properties	13,034	4,142	13,034	4,142
Gain on sales of depreciable investment properties	(116,628)	(9,613)	(157,792)	(31,352)
FFO attributable to common shareholders	$60,717	$73,868	$61,170	$150,287

FFO attributable to common shareholders per common share outstanding	$0.26	$0.31	$0.26	$0.64

FFO attributable to common shareholders	$60,717	$73,868	$61,170	$150,287
Impact on earnings from the early extinguishment of debt, net	2,312	4	68,669	(12,842)
Provision for hedge ineffectiveness	5	3	11	3
Provision for impairment of non-depreciable investment property	—	—	—	2,164
Gain on extinguishment of other liabilities	—	(6,978)	—	(6,978)
Other (a)	(149)	(184)	(19)	(184)
Operating FFO attributable to common shareholders	$62,885	$66,713	$129,831	$132,450

Operating FFO attributable to common shareholders per common share outstanding	$0.27	$0.28	$0.55	$0.56

Weighted average number of common shares outstanding – basic	234,243	236,716	235,269	236,647

(a)
Primarily consists of the impact on earnings from actual or anticipated settlement of litigation involving the Company, including associated legal costs, which are included in "Other income, net" in the condensed consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2017
	Low	High

Net income attributable to common shareholders	$0.95	$1.00
Depreciation and amortization of depreciable real estate	0.86	0.86
Provision for impairment of investment properties	0.06	0.06
Gain on sales of depreciable investment properties	(1.19)	(1.19)
FFO attributable to common shareholders	$0.68	$0.73

Impact on earnings from the early extinguishment of debt	0.30	0.30
Provision for hedge ineffectiveness	—	—
Preferred stock redemption in excess of carrying value	0.02	0.02
Other	—	—
Operating FFO attributable to common shareholders	$1.00	$1.05

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income attributable to common shareholders	$112,400	$26,239	$100,938	$71,303
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	2,363	2,363	4,725	4,725
Gain on sales of investment properties	(116,628)	(9,613)	(157,792)	(31,352)
Depreciation and amortization	52,325	53,443	105,799	106,839
Provision for impairment of investment properties	13,034	4,142	13,034	6,306
General and administrative expenses	10,370	10,773	21,583	22,179
Gain on extinguishment of debt	—	—	—	(13,653)
Gain on extinguishment of other liabilities	—	(6,978)	—	(6,978)
Interest expense	21,435	25,977	106,967	52,741
Straight-line rental income, net	(919)	(800)	(1,260)	(1,828)
Amortization of acquired above and below market lease intangibles, net	(549)	(395)	(1,280)	(971)
Amortization of lease inducements	259	321	582	552
Lease termination fees	(510)	(1,027)	(2,122)	(2,685)
Straight-line ground rent expense	677	764	1,363	1,680
Amortization of acquired ground lease intangibles	(140)	(140)	(280)	(280)
Other income, net	(451)	(302)	(456)	(427)
NOI	93,666	104,767	191,801	208,151
NOI from Other Investment Properties	(12,455)	(24,990)	(28,948)	(48,404)
Same Store NOI	$81,211	$79,777	$162,853	$159,747

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratios)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net, Unsecured Term Loans, Net and
Unsecured Revolving Line of Credit to Total Net Debt and Total Net Debt and Preferred Stock

	June 30, 2017	December 31, 2016

Mortgages payable, net	$355,239	$769,184
Unsecured notes payable, net	695,441	695,143
Unsecured term loans, net	646,554	447,598
Unsecured revolving line of credit	182,000	86,000
Total	1,879,234	1,997,925
Mortgage premium, net of accumulated amortization	(1,223)	(1,437)
Mortgage discount, net of accumulated amortization	601	622
Unsecured notes payable discount, net of accumulated amortization	912	971
Capitalized loan fees, net of accumulated amortization	7,865	11,314
Total notional debt	1,887,389	2,009,395
Less: consolidated cash and cash equivalents	(28,003)	(53,119)
Less: disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges	(93,561)	—
Total net debt	1,765,825	1,956,276
Series A preferred stock	135,000	135,000
Total net debt and preferred stock	$1,900,825	$2,091,276
Net Debt to Adjusted EBITDA (a)	5.2x	5.6x
Net Debt and Preferred Stock to Adjusted EBITDA (a)	5.6x	6.0x

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	June 30, 2017	December 31, 2016

Net income attributable to common shareholders	$112,400	$15,932
Preferred stock dividends	2,363	2,363
Interest expense	21,435	31,387
Depreciation and amortization	52,325	60,828
Gain on sales of investment properties	(116,628)	(31,970)
Provision for impairment of investment properties	13,034	9,328
Adjusted EBITDA	$84,929	$87,868
Annualized	$339,716	$351,472

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.